SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549




	FORM 8-K

	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of
	the Securities Exchange Act of 1934


	Date of Report (Date of earliest event reported) January 31, 1997



	MINISTRY PARTNERS INVESTMENT CORPORATION


	(Exact name of registrant as specified in its charter)



	CALIFORNIA


	(State or other jurisdiction of incorporation)



 333-4028LA							            33-0489154


 (Commission File Number)					(IRS Employer Identification No.)



	1150 N. Magnolia Avenue, Suite 290, Anaheim, California 92801


	(Address of principal executive offices)



	800/753-6742


	(Registrant's Telephone Number, including Area Code)

Item 7:	Financial Statements and Exhibits.

					(i)		Financial Statements

         	None.

					(ii)	Pro Forma Financial Information

         	None.

					(iii)	Exhibits

         	Exhibit No.						Exhibit

         	A.				          	Letter from Brenner, Leavitt & Gray,
						                     dated, January 29, 1997


Item 4:	Changes in Registrant's Certifying Accountant

Registrant (the "Company") has engaged the accountancy corporation of Turner, Warren, Hwang & Conrad to serve as its independent public accountants commencing with the Company's fiscal year ended September 30, 1996.
The termination of the Company's prior independent public accountants, Brenner, Leavitt & Gray, was by mutual agreement. The change in accountants has been approved by the Company's Board of Directors. The reports of Brenner, Leavitt & Gray on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimers of opinion, and no such reports were qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's most recent two fiscal years and subsequently thereto, there were no disagreements with Brenner, Leavitt & Gray on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which such disagreement, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of such disagreements in connection with their report.

Item 8:	Change in Fiscal Year

The Company has changed its fiscal year end from September 30 to December 31. As a result of this change, the Company will report operations for a "short year" transitional period of three months ending December 31, 1996 and will operate on a fiscal year ending December 31 thereafter, commencing with the year ending December 31, 1997.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: February 10, 1997		MINISTRY PARTNERS INVESTMENT CORPORATION




					By:          /s/ John C. Garmo
	      					John C. Garmo, President